Surna Inc.

Proforma Consolidated Balance Sheets

	Reported	Proforma	Proforma
	3/31/2014	Adjustments	3/31/2014
ASSETS
Current Assets
Cash	$39,367	$(790)	$38,577
Other current assets	22,379	(326)	22,053
Total Current Assets	61,746	(1,116)	60,630
Long term assets	10,000	-	10,000
TOTAL ASSETS	$71,746	$(1,116)	$70,630

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued liabilities	$78,768	$(70,338)	$8,430
Amounts due to related parties	2,574,659	(2,574,659)	-
Total Current Liabilities	2,653,427	(2,644,997)	8,430

LONG TERM DEBT	109,283	-	109,283

TOTAL LIABILITIES	2,762,710	(2,644,997)	117,713

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 77,220,000 shares issued and outstanding	772	-	772
Common stock, $0.00001 par value; 350,000,000 shares authorized; 99,375,000 shares issued and outstanding	994	-	994
Paid in capital	147,735	2,643,881	2,791,616
Accumulated other comprehensive income	(11,250)	-	(11,250)
Accumulated deficit	(2,829,215)	-	(2,829,215)
Total Stockholders’ Deficit	(2,690,964)	2,643,881	(47,083)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$71,746	$(1,116)	$70,630